UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021 (June 16, 2021)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Merger Agreement

On June 16, 2021, At Home Group Inc., a Delaware corporation (“At Home” or the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”) with Ambience Parent, Inc., a Delaware corporation (“Parent”), and Ambience Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds advised by Hellman & Friedman LLC. The Amended and Restated Merger Agreement amends and restates that certain Agreement and Plan of Merger (the “Original Agreement”), dated as of May 6, 2021.

The Amended and Restated Merger Agreement provides that, among other things and subject to the terms and conditions set forth therein, Merger Sub will (and Parent will cause Merger Sub to) commence a tender offer (the “Offer”) as promptly as reasonably practicable (but in no event later than five (5) business days following the date of the Amended and Restated Merger Agreement) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, at a price of $37.00 per Share, net to the holder of such Share, in cash, without interest and subject to any applicable withholding taxes (the “Offer Price”). As promptly as practicable following the completion of the Offer, upon the terms and conditions of the Amended and Restated Merger Agreement, Merger Sub will then be merged with and into the Company (the “Merger” and, together with the Offer, the “Transactions”), with the Company surviving the Merger. The Offer will initially remain open for twenty business days, subject to possible extension on the terms set forth in the Amended and Restated Merger Agreement.

The obligations of Merger Sub (and of Parent to cause Merger Sub) to consummate the Offer are subject to the satisfaction or waiver of customary conditions, including: (i) the condition that, prior to the expiration of the Offer, there have been validly tendered and received (within the meaning of Section 251(h) of the DGCL) and not validly withdrawn a number of Shares that, together with Shares then owned by Merger Sub or its affiliates (as defined in Section 251(h) of the DGCL), would represent at least one Share more than a majority of all then outstanding Shares (other than certain specified shares as more specifically described in the definition of “Minimum Condition” set forth on Annex I to the Amended and Restated Merger Agreement); (ii) the accuracy of the Company’s representations and warranties in the Amended and Restated Merger Agreement, subject to specified materiality qualifications; (iii) compliance by the Company with its covenants in the Amended and Restated Merger Agreement in all material respects; (iv) no Company Material Adverse Effect (as defined in the Amended and Restated Merger Agreement) having occurred after the date of the Original Agreement; (v) the absence of legal restraints or orders prohibiting the consummation of the transactions; (vi) the completion of a specified marketing period for the debt financing Parent and Merger Sub are using to fund a portion of the aggregate Offer Price and Merger Consideration; and (vii) other customary closing conditions. The obligation of the parties to complete the Merger are subject to customary closing conditions, including, (i) the absence of any law or order of a court or governmental entity of competent jurisdiction restraining, enjoining or prohibiting the consummation of the Merger and (ii) the irrevocable acceptance by Merger Sub (or Parent on Merger Sub’s behalf) for payment of all Shares validly tendered and not validly withdrawn pursuant to the Offer, and consummation of the Offer.

The Amended and Restated Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), without a stockholder vote, upon the acquisition of at least a majority of the issued and outstanding Shares (other than certain specified shares as described in the Amended and Restated Merger Agreement) as promptly as practicable following the consummation of the Offer. Following the consummation of the Offer and subject to the terms and conditions of the Amended and Restated Merger Agreement, Merger Sub will merge with and into the Company pursuant to the provisions of Section 251(h) of the DGCL as provided in the Amended and Restated Merger Agreement, with the Company surviving the Merger. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares irrevocably accepted for purchase in the Offer, (ii) Shares held by the Company as treasury stock, (iii) Shares owned by any direct or indirect wholly-owned subsidiary of the Company, (iv) Shares owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Parent, (v) Shares owned by a holder who was entitled to demand and who has properly demanded appraisal for such Shares under Section 262 of the DGCL and, as of the Effective Time, has neither effectively withdrawn nor lost such holder’s rights to such appraisal under DGCL with respect to such Shares and (vi) Rollover Shares (as defined in the Amended and Restated Merger Agreement)), will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price.

Pursuant to the Amended and Restated Merger Agreement, as of the Effective Time, (i) each Company stock option that is vested as of immediately prior to the Effective Time or is scheduled to become vested on or prior to the first anniversary of the date of the closing of the Merger will become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (A) the excess, if any, of the Offer Price (such amount, in cash, the “Merger Consideration”) over the applicable exercise price of such option, multiplied by (B) the number of shares of Common Stock subject to such option, subject to applicable withholding taxes, (ii) each restricted stock unit award that is outstanding immediately prior to the Effective Time and that is scheduled to become vested on or prior to the first anniversary of the date of the closing of the Merger pursuant to the terms thereof will become fully vested and be converted into the right to receive the Merger Consideration in respect of each underlying share of Common Stock, subject to applicable withholding taxes, and (iii) each performance stock unit award that is outstanding immediately prior to the Effective Time and that is scheduled to become vested on or prior to the first anniversary of the date of the closing of the Merger (subject to achievement of the applicable performance goals) pursuant to the terms thereof will, as of the Effective Time, become fully vested and nonforfeitable with respect to the number of shares of Common Stock with respect to which such performance stock unit award would have remained issued, outstanding and eligible to vest following the Effective Time based on the Company’s board of directors’ (the “Company Board”) good faith determination of achievement of the performance goals applicable to such performance stock unit award as of the Effective Time and be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each underlying share of Common Stock, subject to applicable withholding taxes. Except as otherwise agreed in writing between any holder of a Company stock option, restricted stock unit award, or performance stock unit award on the one hand and Parent on the other, each Company stock option, restricted stock unit award, and performance stock unit award that is outstanding immediately prior to the Effective Time and that would not by its terms vest on or prior to the first anniversary of the closing of the Merger will be cancelled and converted automatically into a restricted cash award (an “RCA”) in an amount in cash equal to the amount payable as calculated above for such type of award that vests on or prior to the first anniversary of the date of the closing of the Merger. Any RCA issued by Parent or the surviving corporation shall be subject to the same terms and conditions (including vesting conditions and schedules) applicable to the equity incentive award from which such RCA was converted, provided, that any RCA converted from a performance stock unit award shall no longer be subject to performance-based vesting conditions and each scheduled vesting date applicable to any equity incentive award that constitutes “nonqualified deferred compensation” subject to Section 409A of the U.S. Internal Revenue Code shall be accelerated to the date that is one day immediately prior to the first anniversary of the date of the closing of the Merger and on that date, to the extent any portion of the applicable RCA vests, such portion will be delivered to the holder thereof, net of any applicable withholding taxes.

The Company Board, based upon the unanimous recommendation of a special committee of independent and disinterested directors of the Company, has unanimously approved and declared advisable the Amended and Restated Merger Agreement and the transactions contemplated thereby, including the Offer and Merger.

The Amended and Restated Merger Agreement contains customary representations, warranties and covenants for the Company, Parent and Merger Sub, respectively. In addition, the Company will continue to be subject to certain non-solicitation obligations related to alternative acquisition proposals and certain restrictions on its activities prior to the Effective Time. If the Merger is consummated, the Shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

The Amended and Restated Merger Agreement provides certain termination rights for both the Company and Parent, including, among others, the right of either party to terminate the Amended and Restated Merger Agreement if the Merger is not consummated or before November 6, 2021. The Amended and Restated Merger Agreement further provides that, upon termination of the Amended and Restated Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $77.2 million and further provides that, upon termination of the Amended and Restated Merger Agreement under specified circumstances, Parent will be required to pay to the Company a termination fee of $128.7 million.

The foregoing description of the Amended and Restated Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Amended and Restated Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Amended and Restated Merger Agreement were made only for purposes of the Amended and Restated Merger Agreement as of the specific dates therein, are solely for the benefit of the parties to the Amended and Restated Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Amended and Restated Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Amended and Restated Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Amended and Restated Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Amended and Restated Merger Agreement that will be contained in or attached as an annex to the recommendation statement on Schedule 14D-9 that the Company will file, and the tender offer documents that Merger Sub will file, including a tender offer statement on Schedule TO, in connection with the transactions contemplated by the Amended and Restated Merger Agreement, as well as the other filings that the Company will make with the United States Securities and Exchange Commission (the “SEC”).

Parent Financing

Parent has obtained amended and restated equity and debt financing commitments for the purpose of financing the transactions contemplated by the Amended and Restated Merger Agreement and paying related fees and expenses. The obligations of the equity financing sources to provide equity financing under the equity commitment letters are subject to customary conditions. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions.

Limited Guarantee

Concurrently with the execution of the Amended and Restated Merger Agreement, the equity financing sources have entered into an amended and restated limited guarantee, pursuant to which they have agreed to guarantee Parent’s obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with the Transactions and pay certain other amounts.

Additional Information and Where to Find It

The tender offer described in this communication has not yet been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. At the time the tender offer is commenced, Merger Sub will file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (collectively, the “Tender Offer Documents”), and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Recommendation Statement”) with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE TENDER OFFER DOCUMENTS AND THE RECOMMENDATION STATEMENT, EACH AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER FILINGS MADE IN CONNECTION THEREWITH WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO.

The Company’s stockholders will be able to obtain a free copy of the Tender Offer Documents and the Recommendation Statement and any supplements or amendments thereto, as well as other relevant filings, including materials that are incorporated by reference into those documents, without charge, at the SEC’s website (when available) at http://www.sec.gov. Copies of documents filed by Merger Sub or the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (http://investor.athome.com/) or by directing a request to: the Company, 1600 East Plano Parkway, Plano, Texas, 75074, Attention: Investor Relations.

Cautionary Statements Regarding Forward-Looking Information

This document contains forward-looking statements made pursuant to and within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate”, “are confident”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “look ahead”, “look forward”, “may”, “might”, “on track”, “outlook”, “plan”, “potential”, “predict”, “reaffirm”, “seek”, “should”, “trend”, “will”, or “vision”, or the negative thereof or comparable terminology regarding future events or conditions. The forward-looking statements are not historical facts, and are based upon the Company’s current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond its control. There can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.

Forward-looking statements are subject to significant known and unknown risks and uncertainties that may cause actual results, performance or achievements in future periods to differ materially from those assumed, projected or contemplated in the forward-looking statements, including, but not limited to, the following factors: the ongoing global COVID-19 pandemic and related challenges, risks and uncertainties, including historical and potential future measures taken by governmental and regulatory authorities (such as requiring store closures), which have significantly disrupted the Company’s business, employees, customers and global supply chain, and for a period of time, adversely impacted its financial condition (including resulting in goodwill impairment) and financial performance, and which disruption and adverse impacts may continue in the future; the recent and ongoing direct and indirect adverse impacts of the global COVID-19 pandemic to the global economy and retail industry; the eventual timing and duration of economic stabilization and recovery from the COVID-19 pandemic, which depends largely on future developments; general economic conditions in the United States and globally, including consumer confidence and spending, and any changes to current favorable macroeconomic trends of strong home sales, nesting and de-urbanization (which were enhanced and accelerated due to COVID-19, and may not continue upon a successful vaccine rollout in significant numbers that impacts consumer behavior); the Company’s indebtedness and its ability to increase future leverage, as well as limitations on future sources of liquidity, including debt covenant compliance; the Company’s ability to implement its growth strategy of opening new stores, which was suspended for fiscal 2021 (with the exception of stores that were at or near completion) and, while ramping significantly, will be limited in the near term; the Company’s ability to effectively obtain, manage and allocate inventory, and satisfy changing consumer preferences; increasing freight and transportation costs (including the adverse effects of international equipment shortages) and increasing commodity prices; the Company’s reliance on third-party vendors for a significant portion of its merchandise, including supply chain disruption matters and international trade regulations (including tariffs) that have, and may continue to, adversely impact many international vendors; the loss or disruption to operating the Company’s distribution network; significant competition in the fragmented home décor industry, including increasing e-commerce; the implementation and execution of the Company’s At Home 2.0 and omnichannel strategies and related investments; natural disasters and other adverse impacts on regions in the United States where the Company has significant operations; the Company’s success in obtaining favorable lease terms and of its sale-leaseback strategy; the Company’s reliance on the continuing growth and utility of its loyalty program; the Company’s ability to attract, develop and retain employee talent and to manage labor costs; the disproportionate impact of its seasonal sales activity to its overall results; risks related to the loss or disruption of the Company’s information systems and data and its ability to prevent or mitigate breaches of its information security and the compromise of sensitive and confidential data; the Company’s ability to comply with privacy and other laws and regulations, including those associated with entering new markets; and the significant volatility of the trading price of the Company’s common stock; uncertainty surrounding how many of the Company’s stockholders will tender their shares in the tender offer; the possibility that any or all of conditions to closing of the proposed Transactions may not be satisfied, such that the proposed Transactions will not close or that the closing may be delayed; general economic conditions; the proposed Transactions may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the proposed Transactions; the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended and Restated Merger Agreement. For more details on these and other potential risks and uncertainties, please refer to the recommendation statement on Schedule 14D-9 that the Company will file, and the tender offer documents that Merger Sub will file, including a tender offer statement on Schedule TO, when filed, and the other documents that the Company files with the SEC. You are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date hereof or the date otherwise specified herein. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit Number	Description

2.1*	Amended and Restated Agreement and Plan of Merger, dated as of June 16, 2021, by and among Ambience Parent, Inc., Ambience Merger Sub, Inc. and At Home Group Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document.

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: June 17, 2021	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Chief Administrative Officer, General Counsel & Corporate Secretary